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                                                                     EXHIBIT 2.1


                              ARTICLES OF MERGER OF
                         ELDORADO FINANCIAL GROUP, INC.
                             (A FLORIDA CORPORATION)
                                      INTO
                         ELDORADO FINANCIAL GROUP, INC.
                             (A NEVADA CORPORATION)

Pursuant to Section 190 Chapter 92A of Nevada Revised Statutes, Eldorado Financial Group, Inc., a corporation organized and existing under the laws of the State of Nevada, DOES HEREBY CERTIFY THAT:

         FIRST: Eldorado Financial Group, Inc., the surviving corporation ("the Surviving Corporation") was incorporated in the State of Nevada ("Eldorado-Nevada"). Eldorado Financial Group, Inc., was incorporated in the State of Florida ("Eldorado-Florida"), the laws of which permit the merger of a Florida corporation in a corporation organized under the laws of another state.

         SECOND: An Agreement and Plan of Merger has been duly adopted by the Board of Directors of the Surviving Corporation and by the Board of Directors of Eldorado-Florida.

         THIRD: The Agreement and Plan of Merger was approved by the unanimous written consent of the stockholders of the Surviving Corporation and by the written consent of a majority of the stockholders of Eldorado-Florida.

         FOURTH: No amendment to the Articles of Incorporation of the Surviving Corporation are made by reason of the Agreement and Plan of Merger.

         FIFTH: The entire plan of merger of Eldorado-Florida into the Surviving Corporation is not set forth herein, but is set forth in the Agreement and Plan of Merger, a complete executed copy of which is on file at the place of business of the Surviving Corporation maintained at 211 West Wall Street, Midland, Texas.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost to any stockholder of either Eldorado-Florida or the Surviving Corporation.


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  IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger this 21st day of June, 2001.

                                             Eldorado Financial Group, Inc. (a
                                             Nevada Corporation)


                                             By:
                                                -------------------------------
                                                Glenn A. Little, President


                                             By:
                                                -------------------------------
                                                Matthew Blair, Secretary



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